                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 13, 1998, included in the Registration Statement on Form S-4 and the related Prospectus of Great Lakes Carbon Corporation for the registration of $175,000,000 10 1/4% Series B Subordinated Notes due 2008.

                                          Ernst & Young LLP

New York, New York
July 20, 1998